EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 26, 2012 except for Note 7 which is dated October 24, 2012, with respect to the audited financial statements of Rockdale Resources Corporation for the years ended December 31, 2011 and 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas
October 24, 2012

Rockdale Forms S-1 10-4-12